EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(i) Registration Statements (Forms S-8 No. 333-27823, No. 333-16447, No. 33-67472 and No. 333-86537) pertaining to the Papa John’s International, Inc. 1993 Stock Ownership Incentive Plan,

(ii) Registration Statements (Forms S-8 No. 33-67470 and No. 333-86539) pertaining to the Papa John’s International, Inc. 1993 Stock Option Plan for Non-Employee Directors,

(iii) Registration Statement (Form S-8 No. 333-86535) pertaining to the Papa John’s International, Inc. 1999 Team Member Stock Ownership Plan, and

(iv) Registration Statement (Form S-4 No. 33-96552) of Papa John’s International, Inc.;

of our reports dated March 1, 2005, with respect to the consolidated financial statements of Papa John’s International, Inc. and subsidiaries, Papa John’s International, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Papa John’s International, Inc., included in this Annual Report (Form 10-K) for the year ended December 26, 2004.

/s/ Ernst & Young LLP

Louisville, Kentucky
March 10, 2005